Exhibit 99.1

Yongye International Announces Date of Annual Meeting of Stockholders

BEIJING, November 1, 2013 -- Yongye International, Inc. (NASDAQ: YONG) ("Yongye" or the "Company"),a leading developer, manufacturer, and distributor of crop nutrient products in the People's Republic of China ("PRC"), today announced that it will hold its 2013 Annual Meeting of stockholders on Tuesday, December 3, 2013 at 9:00 a.m. (China Time).The 2013 Annual Meeting will be held at the Company's offices, located at Jinshan Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China.

Shareholders of record at the close of business on October 4, 2013 are entitled to vote at the meeting. The proxy statement and the Company’s 2012 annual report are available on the Company’s website at www.yongyeintl.com.

The main purposes of the 2013 Annual Meeting include the following:

1.	To elect five directors, including Mr. Zishen Wu, Dr. Xiaochuan Guo, Mr. Sean Shao, Dr. Xindan Li, and Dr. Rijun Zhang; and

2.	To ratify appointment of KPMG as the Company’s independent accountants for the fiscal year ending December 31, 2013.

Because the expected meeting date for the 2013 Annual Meeting represents a change of more than thirty days from the anniversary of the Company's 2012 annual meeting of shareholders held on June 8, 2012, the Company has set a new deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for inclusion in the Company's proxy materials for the 2013 Annual Meeting. In order to be considered timely, such proposals must be received by the Company at its principal executive offices at 6th Floor, Suite 608, Xue Yuan International Tower, No.1 Zhichun Road, Haidian District, Beijing, PRC, Attention: Corporate Secretary no later than November 8, 2013, and must comply with the applicable requirements of Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials and with our bylaws. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

Yongye would like to reiterate that there will be a separate special stockholders’ meeting to vote on the recently announced proposed go private transaction. This will be held at a future date and the Company will distribute a separate proxy statement to its shareholders in connection therewith.

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye's principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2012. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name "Shengmingsu," which means "life essential" in Chinese. The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company's website at www.yongyeintl.com.

Additional Information

This press release may be deemed to be solicitation material in respect of the proposals described in the Company’s preliminary proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 28, 2013. In connection with the proposed merger, the Company will file with, or furnish to, the SEC all relevant materials, including a definitive proxy statement on Schedule 14A, and will mail the definitive proxy statement on Schedule 14A to its stockholders (when available). In addition, on October 28, 2013, certain participants in the proposed transaction filed with the SEC a Schedule 13E-3 transaction statement and will file or furnish to the SEC and mail to the Company’s stockholders a definitive Schedule 13E-3 transaction statement (when available). INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, telephone: +86 10 8231 8866. E-mail: ir@yongyeintl.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies are set forth in the preliminary proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger. Additional information regarding the interests of such potential participants is included in the preliminary proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Yongye International, Inc.

Ms. Kelly Wang

Finance Director – Capital Markets

Phone: +86-10-8231-9608; +86-10-8232-8866 x 8827

E-mail: ir@yongyeintl.com

FTI Consulting

Mr. John Capodanno (U.S. Contact)

Phone: +1-212-850-5705

E-mail: john.capodanno@fticonsulting.com

Ms. May Shen (China Contact)
Phone: +86-10-8591-1951
E-mail: may.shen@fticonsulting.com